Exhibit 21.01
UFP Technologies, Inc. wholly owns the following companies:
1.Advant Medical Limited, a private limited company incorporated under the laws of Ireland, and its wholly-owned subsidiary:
a.Munlu Leighis Advant Teoranta, a private limited company incorporated under the laws of Ireland
2.Advant Costa Rica Limitada, incorporated under the laws of Costa Rica
3.Simco Industries, Inc., a Michigan company
4.Dielectrics, Inc., a Massachusetts company
5.Contech Medical, Inc., a Rhode Island company
6.DAS Medical Holdings, LLC, a Georgia limited liability company, and its wholly-owned subsidiaries:
a.Sterimed, LLC, a Georgia limited liability company
b.One Degree Medical Holdings, LLC, a Georgia limited liability company
c.DAS Medical Corporation, a Delaware company, and its 1% owned subsidiary:
i.DAS Medical International, S.R.L., a Dominican Republic company (99% owned by DAS Medical Holdings, LLC)
7.Marble Medical, Inc., a Florida company
8.Welch Fluorocarbon, Inc., a New Hampshire company
9.AJR Enterprises, LLC, a Delaware limited liability company, and its wholly-owned subsidiary:
a.AJR Dominican, LLC, an Illinois limited liability company, and its 1% owned subsidiary:
i.AJR International, S.R.L., a Dominican Republic company (99% owned by AJR Enterprises, LLC)
b.AJR Specialty Products, LLC, a Delaware limited liability company
c.AJR Custom Foam Products, LLC, an Illinois limited liability company
10.UNIPEC, Incorporated, a Maryland corporation
11.Techno Plastics Industries, Inc., a Puerto Rico corporation
12.RCP2 Mullaghboy Ltd. (RCP2), a private limited liability company incorporated under the laws of Ireland. RCP2 is a holding company that owns 33% of Mullaghboy Manufacturing Holdings, Ltd (“MMHL”), a private limited liability company incorporated under the laws of Ireland. UFP owns the remaining 67% of MMHL.
13.MMHL, is a holding company with a wholly-owned subsidiary:
a.AQF Limited, a private limited company incorporated under the laws of Ireland, and its wholly-owned subsidiary:
i.Adflex PTE Ltd., a private limited company incorporated under the laws of Singapore, and its 50% owned subsidiary:
1.AQF Asia PTE Ltd., a private limited company incorporated under the laws of Singapore, and its 92% owned subsidiary:
A.AQF Asia Sdn Bhd., a private registered trading entity organized under the laws of Malaysia
14.UFP Realty LLC, a Massachusetts limited liability company, and its wholly-owned subsidiaries:
a.UFPT MA, LLC, a Massachusetts limited liability company
b.UFP CO, LLC, a Colorado limited liability company
c.UFP FL, LLC, a Florida limited liability company
d.UFP TX, LLC, a Texas limited liability company
e.UFP MI, LLC, a Michigan limited liability company
f.UFP NH, LLC, a New Hampshire limited liability company